EXHIBIT 99

Press Release
SUPERCONDUCTOR TECHNOLOGIES INC. RESPONDS TO LATEST ISCO INTERNATIONAL PATENT CLAIM
Company Denies Infringement and Intends to Mount Vigorous Defense

SANTA BARBARA, Calif., April 4, 2002 / — Superconductor Technologies Inc. (Nasdaq NM: SCON) (“STI”), the global leader in high-temperature superconducting (HTS) products for wireless voice and data applications, responded to recent counterclaims by ISCO International, Inc. (OTC Bulletin Board: ISCO) (“ISCO”) filed March 26, 2002 in the Federal District Court in Delaware.

In its counterclaims, ISCO alleges that STI’s IMT-2000 SuperFilter Tower Top System for 3G deployment in international markets infringes U.S. Patent No.’s 6,104,934 and 6,205,340. STI believes ISCO’s complaint is without merit and will vigorously defend itself. The IMT-2000 product is designed and marketed for international customers and deployments, and STI believes ISCO’s U.S. Patents do not apply to these applications. STI also believes these patents are invalid. STI is cooperating with Conductus (Nasdaq NM: CDTS) in mounting its defense in this case.

M. Peter Thomas, president & CEO of STI, commented on this latest development: “ISCO prefers to mount what we believe are unfounded legal challenges rather than pursue a customer focused marketing and sales business strategy. We embrace competition in the marketplace, and believe that strong competitors, by offering a choice of products and solutions, will lead to greatly increased and more rapid adoption of HTS filter technology in the wireless industry.

“This latest legal maneuver on the part of ISCO does not alter our product and marketing strategy, nor does it impact our business outlook. If ISCO’s attempt to introduce this new claim in the middle of an ongoing case is upheld, we will mount a vigorous defense. We strongly believe that this new claim is without merit and that we will prevail. We also remain confident in our legal position on the ‘215 patent, and we expect to prevail in that matter as well,” Thomas concluded.

About STI

Superconductor Technologies Inc., headquartered in Santa Barbara, CA, is the global leader in developing, manufacturing, and marketing superconducting products for wireless networks. STI’s Total Link EnhancementSM solutions are proven to increase capacity utilization, lower dropped and blocked calls, extend coverage, and enable higher wireless transmission data rates.

SuperFilter®, the company’s flagship product, incorporates patented high-temperature superconductor (HTS) technology to create a cryogenic receiver front-end (CRFE) used by wireless operators to enhance network performance while reducing capital and operating costs. More than 1,000 SuperFilter Systems have been deployed worldwide logging in excess of 13 million hours of cumulative operation.

SuperFilter and Total Link Enhancement are trademarks or registered trademarks of Superconductor Technologies Inc. in the United States and in other countries. For more information about STI, please visit www.suptech.com.

Safe Harbor Statement

STI’s views on the outcome of the patent litigation with ISCO International are forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identified by phrases such as “thinks,’’ “anticipates,’’ “believes,’’ “estimates,’’ “expects,’’ “intends,’’ “plans,’’ and similar words. Forward-looking statements are inherently subject to uncertainties and other factors, which could cause actual results to differ materially from the forward-looking statements. These factors and uncertainties include the uncertainties inherent in any litigation. STI refers interested persons to it most recent Annual Report on Form 10-K and its other SEC filings for a description of additional uncertainties and factors that may affect forward-looking statements. Forward-looking statements are based on information presently available to senior management, and STI has not assumed any duty to update its forward-looking statements.

For further information please contact Martin McDermut, Senior Vice President, Chief Financial Officer of Superconductor Technologies Inc., +1-805-690-4500, mmcdermut@suptech.com; or Investor Relations, David Barnard, david@lhai-sf.com, or Moriah Shilton, moriah@lhai-sf.com, of Lippert / Heilshorn & Associates, +1-415-433-3777, for Superconductor Technologies Inc.

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